As filed with the Securities and Exchange Commission on November 26, 2008

 Registration No. 333-155678

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1167100 (I.R.S. Employer Identification Number)

1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel P. Amos
Chairman and Chief Executive Officer
Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copies to: Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, DC 20005

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, in connection with the Plan as defined herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.10 par value per share	6,000,000 Shares	$ 32.22	$ 193,320,000	$ 7,597.48

(1)  The shares may be sold, from time to time, by the Registrant, pursuant to the AFL Stock Plan: A Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan"). This Registration Statement shall also cover any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split or similar transaction or as a result of other anti-dilution provisions, pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act").

(2)  Calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of Aflac Incorporated’s common stock as reported on the consolidated reporting system of the New York Stock Exchange on November 21, 2008.

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to Registration Statement (File No. 333-155678) is being filed by Aflac Incorporated for the purpose of revising footnote 2 to the Calculation of Registration Fee Chart to reflect a correction to the date used for calculating the registration fee.  No changes have been made to the prospectus included in Part I or to any other sections of the Registration Statement and accordingly they have been omitted.  This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on November 26, 2008.

Aflac Incorporated

Dated: November 26, 2008	By:	/s/ Daniel P. Amos
Daniel P. Amos
Chief Executive Officer and Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. Amos
Daniel P. Amos	Chief Executive Officer and Chairman of the Board	November 26, 2008
*
Kriss Cloninger III	President, Chief Financial Officer, Treasurer and Director	November 26, 2008
*
Martin A. Durant III	Executive Vice President, Deputy Chief Financial Officer	November 26, 2008
*
J. Shelby Amos II	Director	November 26, 2008

Paul S. Amos II	Director	November 26, 2008
*
Yoshiro Aoki	Director	November 26, 2008
*
Michael H. Armacost	Director	November 26, 2008
*
Joe Frank Harris	Director	November 26, 2008
*
Elizabeth J. Hudson	Director	November 26, 2008
*
Kenneth S. Janke, Sr.	Director	November 26, 2008
*
Douglas W. Johnson	Director	November 26, 2008
*
Robert B. Johnson	Director	November 26, 2008
*
Charles B. Knapp	Director	November 26, 2008
*
E. Stephen Purdom	Director	November 26, 2008
*
Barbara K. Rimer	Director	November 26, 2008
*
Marvin R. Schuster	Director	November 26, 2008
*
David G. Thompson	Director	November 26, 2008
*
Robert L. Wright	Director	November 26, 2008

*By: /s/ Joey Loudermilk Name: Joey Loudermilk Attorney-in-fact